[logo]     National-Standard

           Corporate Headquarters




MICHAEL B. SAVITSKE

President and
Chief Executive
Officer
                                           December 16, 1996


           Dear Shareholder:

           You are cordially invited to attend the Annual Meeting of Shareholders which will be held on Thursday, January 23, 1997, 9:30 AM (local time) at the Holiday Inn - Downtown, located at 213 West Washington Street, South Bend, Indiana.

           The matters expected to be acted upon at the meeting are described in the attached Proxy Statement. In addition, we will report on the 1997 outlook for the Company, and shareholders will have the opportunity to ask questions and meet our officers, directors and auditors present at the meeting.

           We are pleased by our shareholders' continued interest in National-Standard and appreciate that in the past, so many of you have voted your shares in person or by proxy; we hope that you will continue to do so and urge you to return your proxy card promptly. In this way, you can be sure your shares will be voted at the meeting, and you will help us avoid the expense of a follow-up mailing.

                          SINCERELY,

                          /s/ M.B. Savitske


                            NATIONAL-STANDARD COMPANY
                               1618 TERMINAL ROAD
                             NILES, MICHIGAN  49120
                                 _______________



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                JANUARY 23, 1997
                                 _______________


    NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of NATIONAL-STANDARD COMPANY will be held at the Holiday Inn - Downtown, located at 213 West Washington Street, South Bend, Indiana, on Thursday, the 23rd day of January, 1997 at 9:30 AM (EST) for the following purposes:

    (1)      To elect two directors to serve three years;

    (2) To consider and act upon the proposed Stock Option Plan for Nonemployee Directors;

    (3) To consider any other matters which may properly come before the meeting or any adjournment thereof.

   Accompanying this notice of annual meeting is a form of proxy, a proxy statement, and a copy of the Company's Annual Report for the fiscal year ending September 30, 1996, all to be mailed on or about December 16, 1996.

   The stock transfer books of the Company will not be closed, but only shareholders of record as of the close of business on December 2, 1996 will be entitled to notice of and to vote at the meeting.

                                      By Order of the Board of Directors,


                                      T. C. Wright
                                      Secretary
Niles, Michigan
December 16, 1996


                                    IMPORTANT

WHETHER YOU OWN FEW OR MANY SHARES, IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING. THEREFORE, PLEASE FILL IN, DATE, SIGN THE ENCLOSED PROXY, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO STAMP NECESSARY IF MAILED IN THE UNITED STATES.



                            NATIONAL-STANDARD COMPANY
                                 NILES, MICHIGAN
                                ________________
                                 PROXY STATEMENT
                ANNUAL MEETING OF SHAREHOLDERS, JANUARY 23, 1997

    This Proxy Statement is furnished by the Board of Directors (the "Board") of National-Standard Company (the "Company"), in connection with its solicitation of proxies for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, January 23, 1997 and at any adjournment thereof. Mailing of the proxy material will begin on or about December 16, 1996. Shareholders of record as of December 2, 1996 of the Company's Common Stock will be entitled to one vote for each share held on all matters to come before the meeting.

    On December 2, 1996, there were outstanding 5,308,635 shares of Common Stock; no other securities are entitled to vote at the meeting.

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    Set forth in the following table are the beneficial holdings on December 2, 1996 of each person known by the Company to own beneficially more than 5% of its common stock, executive officers named in the Summary Compensation Table and all executive officers and directors as a group.


                           NUMBER OF SHARES OF
BENEFICIAL OWNER              COMMON STOCK
OR MANAGEMENT              OWNED BENEFICIALLY      % OF CLASS (6)
National-Standard Company
Master Investment Trust      1,475,079 (1)              27.8
c/o First Trust Illinois
410 North Michigan Avenue
Chicago, Illinois  60611

National-Standard Company      641,010 (2)              12.1
Employees' Stock Savings Trust
c/o Comerica Bank
Renaissance Center
Detroit, Michigan  48243

Dimensional Fund
  Advisors Inc.                 291,000 (3)               5.5
1299 Ocean Avenue, Suite 650
Santa Monica, California  90401

The Killen Group, Inc.          591,910 (4)              11.1
1189 Lancaster Avenue
Berwyn, Pennsylvania  19312

Michael B. Savitske             140,329 (5)               2.6

David M. Baldwin                 10,291 (5)               -

William D. Grafer                60,962 (5)               1.1

David L. Lawrence                33,462 (5)               -

Executive Officers and
  Directors as a Group          285,163 (5)               5.4



(1) First Trust Illinois has informed the Company that it held, as of December 2, 1996, such shares of the Company's Common Stock as Trustee under the Company's Master Investment Trust. Under the terms of the Trust, the Company's Investment Committee directs the Trustee with respect to disposition and voting of such shares.

(2) Comerica Bank has advised the Company that it held, as of December 2, 1996, such shares as Trustee under the Company's Employees' Stock Savings Plan.
     Under terms of the Trust, the shares held therein are voted by the Trustee in the same proportion as the voting instructions received from the Plan's participants.

(3) Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 291,000 shares of the Company's Common Stock as of September 30, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group, Inc. (the "Fund"), a registered open-end investment company, or in series of the DFA Investment
     Trust Company (the "Trust"), a Delaware business trust, or the DFA Group
     Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. Dimensional has sole dispositive power for all 291,000 shares and sole voting power for 162,400 of those shares. Persons who are officers of Dimensional also serve as officers of the Fund and the Trust, each an open-end management investment company registered under the Investment Company
     Act of 1940. In their capacity as officers of the Fund and the Trust, these persons vote 109,500 additional shares which are owned by the Fund and 19,100 shares which are owned by the Trust.

(4)  The Killen Group, Inc. ("Killen"), has accumulated 591,910 shares of the
     Company's Common Stock as of December 2, 1996. Killen has accumulated these shares for investment purposes and does not exert voting control over the majority of these shares. Killen does have the power to increase or decrease this investment position.

(5) Shares shown as beneficially owned include shares held in trust under the Employees' Stock Savings Plan and shares which may be acquired within 60 days of December 2, 1996 through the exercise of stock options under the National-Standard Stock Option Plan.

(6)  Less than 1% unless otherwise indicated.


                       ELECTION OF DIRECTORS (PROPOSAL 1)

    The Board of Directors is composed of seven members divided into two classes of two members each and one class of three members, with one class being elected in each year to serve a three-year term, all as provided in the Certificate of Incorporation and the Bylaws. Unless otherwise specified, proxies will be voted to elect Mr. Michael B. Savitske and Mr. Charles E. Schroeder for three-year terms.

    If any nominee should not be able to serve (which management has no reason to anticipate), the proxies will be voted for such person as shall be designated as a replacement by the Board of Directors. Information relative to the nominees for election and directors continuing in office is set forth in the following table. No nominee or director owns more than one percent of the Company's Common Stock.



                                                                                           COMMON  STOCK
                                                                             YEAR FIRST    OWNED BENE-
                                   PRINCIPAL OCCUPATION AND                    BECAME      FICIALLY AS OF
     NAME            AGE               OTHER INFORMATION                     A DIRECTOR    DEC. 2, 1996 (1)

NOMINEES TO SERVE UNTIL THE ANNUAL MEETING IN 2000:

Michael B. Savitske 55  President and Chief Executive Officer of the Company; 1989          10,329 (2)
                        Director, Protection Mutual Insurance Co.

Charles E. Schroeder61  President, Miami Corporation (a private investment    1973          10,269 (3)
                        company).

DIRECTORS TO SERVE UNTIL THE ANNUAL MEETING IN 1999:

Harold G. Bernthal  68  Chairman, CroBern, Inc. (health care management and   1986           10,200
                        investment company); Director, Butler Manufacturing
                        Company, Nalco Chemical Company.

John E. Guth, Jr.   68  Chairman of the Board of the Company since July 1989; 1972            6,700
                        previously President and Chief Executive Officer, SRA
                        Division of MacMillan/McGraw Hill School Publishing Co.
                        (educational publications), 1989 to 1992.

Ernest J. Nagy      66  Chairman, Tri Star Distributing, Inc. (distributor of 1986            6,000 (4)
                        electronic components for the recreational vehicle
                        industry); previously Chairman, Sudler, Nagy, Inc.
                        (real estate management and investments) 1992 to
                        1995; previously President and Chairman, Riblet
                        Products Corporation (recreational vehicle
                        and manufactured housing components), 1975 to 1990.

DIRECTORS TO SERVE UNTIL THE ANNUAL MEETING IN 1998:

David F. Craigmile 68   Executive Committee member, The Lincoln Foundation for
                        Business Excellence; Director, Elkay Manufacturing    1989            1,150
                        Company; formerly President, Elkay Manufacturing
                        Company (plumbing and drinking water products),
                        1985 to 1994.

Donald F. Walter   64   Financial Consultant, Walter & Keenan Financial        1983             800 (5)
                        Consulting Co.; Director, MetroBanCorp.,
                        CerProbe Corp.


(1) Includes in some cases shares held in fiduciary capacity or by wives, children or relatives. The inclusion of these shares is not an admission of beneficial ownership for any other purpose. Each nominee or director has sole voting and investment power over the shares shown as beneficially owned except as noted in footnotes (2) and (5) below and except for shares held in the Employees' Stock Savings Plan, as to which they have sole voting but no investment power.

(2) Shares shown as beneficially owned include 9,929 shares held in trust under the Employees' Stock Savings Plan but do not include 130,000 shares which may be acquired within 60 days of December 2, 1996 through the exercise of stock options under the National-Standard Stock Option Plan.

(3) Includes 8,050 shares voted by Mr. Schroeder as trustee of certain family trusts. The inclusion of these shares is not an admission of beneficial ownership for any other purpose.

(4)  Includes 1,000 shares owned through JNS Realty partnership.

(5)  Not included are 5,000 shares owned by the Edward and Irma Hunter
     Foundation, on which board Mr. Walter serves as trustee and shares voting and investment power with other trustees. Mr. Walter disclaims beneficial ownership of such shares.


The affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Annual Meeting is required for the election of directors.

    The Board of Directors recommends a vote FOR election of the two nominees to serve until the Annual Meeting in 2000 (Proposal 1).


                   ORGANIZATION AND REMUNERATION OF THE BOARD

    The Board of Directors has a standing Audit Committee, a Compensation/Nominating Committee, and an Executive Committee.

    The Audit Committee, composed of nonemployee directors, oversees the audit of the corporate accounts through independent public accountants whom it recommends for selection by the Board of Directors. The Committee reviews the scope of the audit with such accountants and their related fees. The Committee held three meetings during the 1996 fiscal year. The members of the Committee are Mr. Bernthal, Chairman, Mr. Nagy, and Mr. Schroeder.

    The Compensation/Nominating Committee, composed of nonemployee directors, reviews and recommends executive and director compensation, including bonus payments to elected corporate officers. It also has as its stated purpose to - develop, establish and recommend to the Board criteria for the nomination and tenure of the directors and to submit for approval of the Board nominees for election as directors at each annual meeting of shareholders and for any vacancy that may occur on the Board from time to time. The Committee may consider nominees recommended by shareholders or anyone else, or, in its discretion, may limit its consideration to nominees selected by the Committee. Any shareholder wishing to recommend a nominee may forward such recommendation to the Compensation/Nominating Committee, c/o the Secretary of the Company. The Committee members communicate with each other from time to time in person and by telephone and act on matters by either a formal meeting or by unanimous written consent. The Committee held four meetings during the 1996 fiscal year. The members of the Committee are Mr. Walter, Chairman, Mr. Craigmile, Mr. Guth, and Mr. Schroeder.

    The Executive Committee has, during the interval between regular meetings of the Board of Directors, the authority to exercise all the powers of the Board which may be legally delegated to it in the management and direction of the business and affairs of the Company. The Committee held five meetings during the 1996 fiscal year. The members of the Committee are Mr. Craigmile, Chairman, Mr. Guth, and Mr. Savitske.

    The Company's Board of Directors held six meetings during the 1996 fiscal year. All directors were present for 75% or more of the total number of meetings of the Board and its Committees.

    Under the Company's Directors' Retirement Income Plan, a nonemployee director is entitled to receive an annual retirement benefit, paid quarterly, equal to the annual retainer payable to such director during his last full year on the Board. Such director's normal retirement date is the later of age 70 or the end of any term of service on the Board in which he attains age 70. No director whose appointed or elected service on the Board is less than five years will be entitled to a retirement benefit. Such amount is payable over a period as measured by the shortest of:

      (a)  life, or

      (b)  years of service on the Board as computed in full quarters, or

      (c)  10 years.

    The above benefits are payable only to the retired director. In the event of death while on the Board, a death benefit equal to a full year's retainer fee will be paid to such director's designated beneficiary.

    Directors who are employees of the Company receive no additional compensation for service on the Board. Directors who are not employees of the Company each receive an annual retainer of $12,000 (the Chairman's retainer is $36,000), plus a fee of $800 for each Board or Committee meeting attended and $250 for each subsequent meeting attended in the same day. All directors are reimbursed out-of-pocket expenses in attending Board or Committee meetings; directors, as such, do not participate in any Executive Compensation Plans.

    At the November 20, 1996 meeting, the Board of Directors voted to restructure directors' compensation to more closely align it with the performance of the Company while continuing to provide the opportunity to attract and retain qualified directors. The restructuring included:

    o increasing the annual retainer for nonemployee directors to $16,000 effective January 1, 1997;

    o terminating the Directors' Retirement Income Plan effective November 20, 1996, with directors retaining any vested benefit accrued through that date;

    o proposing to replace the Directors' Retirement Income Plan with a stock option plan as discussed in the following Proposal 2.

      APPROVAL OF STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS (PROPOSAL 2)

                                   BACKGROUND

    On November 20, 1996, the Board of Directors adopted the Stock Option Plan for Nonemployee Directors (the "Directors' Plan") which shareholders are asked to approve at the Annual Meeting of Shareholders. The purpose of the Directors' Plan is to attract and retain outstanding individuals to serve as members of the Board of Directors of the Company by providing such persons opportunities to acquire shares of the common stock of the Company on advantageous terms, thereby giving them a stake in the growth and profitability of the Company in order to enable them to represent the viewpoint of other shareholders of the Company more effectively. Reference is made to Exhibit A to this Proxy Statement for the complete text of the provisions of the Directors' Plan, which are summarized below.

    The affirmative vote of holders of a majority of the shares of Common Stock represented at the Annual Meeting is required for approval of the Directors' Plan.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE NATIONAL-STANDARD STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS (PROPOSAL 2).

                       DESCRIPTION OF THE DIRECTORS' PLAN


    The following summary of the Directors' Plan does not purport to be complete and is qualified in its entirety by reference to the complete provision thereof attached hereto as Exhibit A.

                                GRANT OF OPTIONS

    Each person who remains or becomes a nonemployee director of the Company on the date of the 1997 Annual Meeting of Shareholders will be granted an option to purchase 2,000 shares of Common Stock on the first business day after the date of the 1997 Annual Meeting of Shareholders. Each person who becomes or remains a nonemployee director after the date of the 1997 Annual Meeting of Shareholders shall be granted an option to purchase 2,000 shares of Common Stock on the first business day after the date of the next succeeding Annual Meeting of Shareholders.

    Each nonemployee director who is granted an initial option to purchase 2,000 shares of Common Stock under this Directors' Plan shall be granted additional options to purchase 2,000 shares of Common Stock on the first business day after the date of each succeeding Annual Meeting of Shareholders at which the nonemployee director remains a member of the Board.

                                  OPTION PRICE

    The option price for each option granted to nonemployee directors shall be 100% of the fair market value of the shares subject to option on the date of option grant.

                                TERMS OF OPTIONS

    The option term shall be ten years. The period of exercise following death shall be one year. In the event of any other termination of service on the Board, each option shall be exercisable for the lesser of three years or the balance of its ten-year term.

                              SHAREHOLDER APPROVAL

    This Directors' Plan was adopted by the Board of Directors of the Company on November 20, 1996. The Directors' Plan shall be null and void if shareholder approval is not obtained at the 1997 Annual Meeting of Shareholders.

                                 SHARES RESERVED

   250,000 shares of Common Stock which may be newly issued or treasury shares. The number of shares reserved and subject to option shall be adjusted if the Company changes the number of issued shares without consideration (such as by stock dividend or stock split).

                         FEDERAL INCOME TAX CONSEQUENCES

Under current U.S. federal tax law, a nonemployee director who is granted an option will not realize any taxable income at the time of grant. The director will have taxable income at the time of exercise equal to the difference between the option price and the fair market value of the shares on the date of exercise and the Company will be entitled to a corresponding deduction.

                              ESTIMATE OF BENEFITS

There are six nonemployee directors in the proposed Directors' Plan. If this Directors' Plan is approved, then on January 24, 1997, the day after the Annual Shareholders Meeting, the six nonemployee directors, as a group, will be granted a total of 12,000 option shares at an option price equal to the fair market value of the shares on that date.


       COMPENSATION/NOMINATING COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    This report by the Compensation/Nominating Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such Acts.

                             FISCAL 1996 PERFORMANCE

    In fiscal 1996, the Company's management continued to pursue the long-term goals of meeting customers' delivery and quality expectations 100% of the time and improving operating margins by five points. Progress was made in all of these areas, although not to the extent we had expected. The 1996 net income of $8.9 million included approximately $3.5 million from the sale of shares of Allmerica Financial Corporation, which is discussed in the Company's annual report. The second consecutive year of operating profit compared to prior year losses is indicative of the level of success achieved in developing, implementing, and adhering to a sound strategic plan.

    The Committee believes that the Company is positioned for continued improved profitability in 1997 and beyond.

                        EXECUTIVE COMPENSATION PHILOSOPHY

    The Company's compensation program for officers is based on two objectives:

    (1)   Attract and retain qualified, talented and effective executives.

    (2) Motivate those executives to maximize profits and returns to shareholders.

    To that end, the Company's executive compensation program has the following components:

    BASE SALARIES are currently targeted at approximately the 50th percentile (median) for similar-size manufacturing companies. Base salaries for most officers are at median competitive levels, based on surveys of similar-size manufacturing companies.

    ANNUAL INCENTIVE COMPENSATION opportunities are currently targeted to be below median competitive levels for similar-size manufacturing companies. Incentive awards can vary significantly, depending primarily on Company net income. No incentive awards are made if the Company does not generate a profit. Consequently, no incentive awards had been paid to officers for several years prior to 1995, when an award was earned. There are no incentive awards resulting from the 1996 performance, as noted elsewhere in this statement.

    LONG-TERM INCENTIVE opportunities are now targeted at or below median competitive levels for similar-size manufacturing companies and are based solely on the Company's long-term stock performance. After several years with no long-term incentives, the Board voted and the shareholders approved the adoption of a stock option plan in 1993. Stock option grants were made to certain but not all executives in 1993, 1995, and 1996.

                                  1996 ACTIONS

    Subsequent to the 1992 fiscal year end, the Board conducted a thorough review of the entire executive compensation program. This review was updated during 1995. It included a careful analysis of the executive pay levels and incentive opportunities relative to the market. This analysis resulted in the aforementioned stock option plan and an annual incentive plan that is based on achieving net income and reaching certain levels of performance toward goals established annually by the Board of Directors.

    The Company has continued its return to profitability; however, 1996 profit plan objectives were not fully met, and thus there was no incentive award granted. The performance graph on page 11, although not an absolute determinant, is another indicator of the improvements and progress made by the Company over the course of the last few years. Taking all of this into account, the Board granted salary increases to certain officers during the fiscal year.

    The 1996 actions are in keeping with the compensation philosophy stated above.

                   COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    The compensation package of Mr. M. B. Savitske consists of the same elements as for the other officers named in the Summary Compensation Table, specifically an annual base salary, participation in the annual incentive plan, and participation in the National-Standard Stock Option Plan.

    During 1996, Mr. Savitske's base salary was increased 14% to $285,000. Based upon the executive compensation review work of this committee, Mr. Savitske's base salary remains below the position's median for similar-sized manufacturing companies.

    Mr. Savitske received no annual incentive award or stock option grants related to 1996 performance.

                                  Compensation/Nominating Committee:
                                    Donald F. Walter, Chairman
                                    David F. Craigmile
                                    John E. Guth, Jr.
                                    Charles E. Schroeder

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                              ANNUAL COMPENSATION   COMPENSATION AWARDS
           (A)              (B)      (C)       (D)          (E)             (G)             (I)
NAME AND                                               OTHER ANNUAL       OPTIONS        ALL OTHER
PRINCIPAL POSITION          YEAR   SALARY     BONUS   COMPENSATION (1)      (#)        COMPENSATION (2)

Michael B. Savitske         1996 $276,250  $      0       $803                    -       $4,500
   President and            1995  243,750   102,375        550               20,000        4,620
   Chief Executive Officer  1994  218,750         0        900                    -        4,620

William D. Grafer           1996  161,250         0        571                    -        4,838
   Vice President, Finance  1995  146,625    51,319        500               15,000        4,399
                            1994  134,000         0        625                    -        4,020

David M. Baldwin            1996  138,750         0          0                5,000        1,650
  Vice President,           1995        0         0          0                    -            0
  Wire Division             1994        0         0          0                    -            0

David L. Lawrence           1996  100,425         0          0                    -        3,012
   Treasurer, Assistant     1995   97,150    32,953          0                7,500        2,825
    Secretary               1994   88,000         0          0                    -        2,014


(1)  Amounts reimbursed during the fiscal year for payment of taxes.

(2)  Amounts are Company-matching contributions to the Employees' Stock Savings
     Plan.





                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                           POTENTIAL REALIZABLE
                                                                             VALUE AT ASSUMED
                                                                           ANNUAL RATES OF STOCK
                                                                            PRICE APPRECIATION
                  INDIVIDUAL GRANTS                                         FOR OPTION TERM
           (A)          (B)         (C)          (D)          (E)             (F)         (G)
                                 % OF TOTAL
                                   OPTIONS
                      OPTIONS    GRANTED TO    EXERCISE
                      GRANTED   EMPLOYEES IN     PRICE     EXPIRATION
           NAME         (#)      FISCAL YEAR   ($/SHARE)      DATE            5% ($)      10% ($)
David M. Baldwin       5,000        100%        $10.375 January 26, 2006     $32,625      $82,675


                                YEAR-END OPTION VALUE TABLE

           (A)                                (D)                         (E)

                                    NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED IN-THE-MONEY
           NAME                   OPTIONS AT SEPT. 30, 1996       OPTIONS AT SEPT. 30, 1996 (1)
                                      (ALL EXERCISABLE)                 (ALL EXERCISABLE)
Michael B. Savitske                         120,000                      $          -
William D. Grafer                            42,000                                 -
David L. Lawrence                            22,500                                 -
David M. Baldwin                              5,000                                 -


(1) The exercise price on all unexercised options at September 30,1996 was in excess of the fair market value of the underlying securities on that date.


                       SALARIED EMPLOYEES' RETIREMENT PLAN

    The Salaried Employees' Retirement Plan (the "Plan") is a defined benefit plan and provides for an annual lifetime pension at normal retirement age (the later of age 65 or five years of participation in the Plan) equal to 1.5% of the participant's total cash compensation from the Company (including any contributions made to the Employees' Stock Savings Plan from their pre-tax remuneration) for the period of covered employment occurring after October 1, 1987. The compensation elements upon which the Plan benefits are based are salary and payments of cash awards under the various incentive plans.

    The Company funds the entire cost of the Plan by periodic contributions to the Plan trust on an actuarial basis. Company contributions to the trust are not allocated to the account of any particular employee; officers participate in the Plan on the same basis as all other employees of the Company who are covered by the Plan.

    Should they continue their covered employment with the Company at their 1996 annual rate of cash compensation until attainment of normal retirement age, the annual lifetime pension at normal retirement age under the Plan would be $46,415 for Mr. Savitske; $24,750 for Mr. Baldwin; $49,611 for Mr. Grafer; and $36,414 for Mr. Lawrence.

                          SUPPLEMENTAL RETIREMENT PLANS

    The Supplemental Retirement Plan (the "SRP") provides an annual supplemental pension benefit to any participant in the Salaried Employees' Retirement Plan whose benefit under that plan is reduced or limited as a result of rules set forth in the Internal Revenue Code. The funding of the cost of this benefit will come from the general assets of the Company.

    Should they continue their covered employment with the Company at their 1996 annual rate of cash compensation until attainment of normal retirement age, the annual lifetime benefit at normal retirement age under the SRP would be $21,187 for Mr. Savitske; $2,694 for Mr. Baldwin; and $4,248 for Mr. Grafer.

    The Targeted Retirement Benefit Plan (the "Plan) provisions provide that participants' retirement benefit will not be less than 55% of final average earnings. To the extent that Company funded benefits from the Salaried Employees' Retirement Plan and all other sources do not achieve this target, the Plan will make up the difference. The funding of the cost of this Plan will come from the general assets of the Company. Current participants are Mr. Savitske and Mr. Grafer.

    Should they continue their covered employment with the Company at their 1996 annual rate of cash compensation until attainment of normal retirement age, the estimated annual lifetime benefit at normal retirement age under this Plan would be $29,310 for Mr. Savitske. There would be no estimated annual lifetime benefit at normal retirement age under this Plan for Mr. Grafer.

                            NATIONAL-STANDARD COMPANY
                           RELATIVE MARKET PERFORMANCE
                TOTAL RETURN FOR FISCAL YEARS ENDING SEPTEMBER 30



                               [Graphics Omitted]



                           1992          1993           1994           1995           1996
N-S Co.                    $209          $582           $836           $982           $555
S&P 400                     112           139            142            178            203
Peer Group                  105           130            150            149            147

Assumes $100 invested October 1, 1991 in National-Standard Co. Common Stock, S&P
400 Midcap index and industry peer group (dividends reinvested).


                      PEER GROUP USED IN PERFORMANCE CHART

    The peer group shown in the performance chart is a subset of the "Specialty and Other Products" subgroup of the Standard and Poor's Steel and Heavy Machinery group and consists of the following companies: Birmingham Steel Corp., Carpenter Technology, Chaparral Steel Company, Commercial Metals, Keystone Construction Industries, Inc., Lukens, Inc., Quanex Corp., and Timken Company.

                    INFORMATION REGARDING OTHER TRANSACTIONS

    The Company has existing Supplemental Compensation Agreements with certain executives, including all officers of the Company (six persons including Mr. Savitske) which, following a change in control of the Company, provide, among other things, for a termination compensation payment equal to two years' compensation to the executive in the event of his termination of employment by the Company or by such executive in the event of a substantial change in his job responsibilities.

    A "change in control" is defined in such Agreements as the acquisition by any person or entity (other than any employee benefit plan) of 40% or more of combined voting power of the Company's outstanding securities, or a change in the membership of a majority of the Board of Directors following the acquisition by any person or entity (other than an employee benefit plan) of 20% or more of the combined voting power of the Company's outstanding securities. These Agreements extend through September 30, 1999.

                                    AUDITORS

    During 1996, the Company engaged the firm of KPMG Peat Marwick LLP as independent public accountants to render audit services, including such matters as the annual audit of financial statements for the Company and its subsidiaries. Upon the recommendation of the Audit Committee, the Board of Directors has appointed KPMG Peat Marwick LLP as independent auditors for the fiscal year ending September 30, 1997. A representative of KPMG Peat Marwick LLP will be present at the meeting with the opportunity to make a statement if appropriate and will be available to respond to questions.

      ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K

    The Company is required to file an annual report, called Form 10-K, with the Securities and Exchange Commission. A copy of Form 10-K for the fiscal year ended September 30, 1996 will be made available without charge to any person entitled to vote at the Annual Meeting. Written request should be directed to
T. C. Wright, Office of the Corporate Secretary, National-Standard Company, 1618 Terminal Road, Niles, Michigan 49120.

                                  MISCELLANEOUS

                              COST OF SOLICITATION

    The cost of soliciting proxies from the shareholders of the Company will be borne by the Company. Proxies may be solicited by mail, personal interviews, telephone and facsimile transmission (FAX). It is anticipated that banks, brokerage houses and other custodians, nominees or fiduciaries will be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies and will be reimbursed for their charges and expenses incurred in connection therewith.

    The Company has retained Corporate Investor Communications, Inc., 111 Commerce Road, Carlstadt, New Jersey to assist in the solicitation of proxies. Corporate Investor Communications, Inc. will receive a fee of $2,500 plus out-of-pocket expenses and disbursements for its services. Certain directors, officers and regular employees of the Company may also solicit proxies without additional remuneration therefor.

                       SUBMISSION OF SHAREHOLDER PROPOSALS

    Shareholders may submit proposals on matters appropriate for shareholder action at the Company's annual meetings, consistent with rules and regulations of the Securities and Exchange Commission. To have such proposals considered for inclusion in the Proxy Statement and Proxy of the Board of Directors for the 1998 Annual Meeting, such proposals must be received by the Secretary of the Company no later than August 17, 1997.

    In addition, the Bylaws provide that in order for business to be brought before the Annual Meeting, a shareholder must deliver written notice to the Secretary of the Company not less than sixty (60) nor more than ninety (90) days prior to the date of the meeting. The notice must state the shareholder's name, address, number of shares of Common Stock held, and briefly describe the business to be brought before the meeting and any material interest of the shareholder in the proposal.

                      DIVIDEND REINVESTMENT SERVICE SHARES

    For shareholders in the Company's Dividend Reinvestment Service offered by the State Street Bank and Trust Company, Boston, Massachusetts, the Bank will vote any shares that it holds for the participant's account in accordance with the proxy returned by the participant to the Bank in respect of the shares of the Company Stock held by the Bank in such participant's account. Shares in respect of which a proxy or other written instructions are not received by the Company or the Bank will not be voted.

                    MANNER IN WHICH THE PROXIES WILL BE VOTED

    In the absence of contrary direction, the persons named in the enclosed proxy propose to vote the proxies FOR the election of each of the above nominees to the Board. Management knows of no other matter which may come up for action at the meeting. However, if any other matter properly comes before the meeting, the persons named in the proxy form enclosed will vote in accordance with their judgment upon such matter. Abstentions and broker non-votes will be counted to determine if a quorum is present. Broker non-votes are not counted in determining the number of shares voted for or against any proposal. However, an abstention by any shareholder is counted as if it were a vote against any proposal.

    Shareholders who do not expect to attend in person are urged to execute and return the enclosed form of proxy. Moreover, it is important that the proxies be returned promptly. A proxy may be revoked at any time before it is actually voted at the Annual Meeting by delivering written notice of revocation to the Secretary of the Company, by submitting a subsequently dated proxy or by attending the meeting and withdrawing the proxy. A shareholder may also be represented by another person present at the meeting through executing a form of proxy designating such person to act on such shareholder's behalf.

                                 By Order of the Board of Directors,

                                 T. C. Wright
                                 Secretary

                                                                       Exhibit A
                            NATIONAL-STANDARD COMPANY
                                STOCK OPTION PLAN
                            FOR NONEMPLOYEE DIRECTORS

   1. PURPOSE. The purpose of the National-Standard Company Stock Option Plan for Nonemployee Directors (the "Plan") is to encourage directors who are not officers or full-time employees of National-Standard Company (the "Company") or any of its subsidiaries ("Nonemployee Directors") to become shareholders in the Company, thereby giving them a stake in the growth and profitability of the Company, to enable them to represent the viewpoint of the shareholders of the Company more effectively and to encourage them to continue serving as directors.

   2. SHARES RESERVED. There is hereby reserved for issuance under the Plan an aggregate of 250,000 shares of Common Stock which may be newly issued or treasury shares. If there is a lapse, expiration, termination, or cancellation of any option granted under this Plan, all unissued shares subject to the option may again be used for new options granted under this Plan.

   3. GRANT OF OPTIONS. Each person who remains or becomes a Nonemployee Director of the Company on the date of the 1997 Annual Meeting of Shareholders shall be granted an option to purchase 2,000 shares of Common Stock on the first business day after the date of the 1997 Annual Meeting of Shareholders. Each person who remains or becomes a Nonemployee Director after the date of the 1997 Annual Meeting of Shareholders shall be granted an option to purchase 2,000 shares of Common Stock on the first business day after the date of the next succeeding Annual Meeting of Shareholders.

      Each Nonemployee Director who is granted an initial option to purchase 2,000 shares of Common Stock hereunder shall be granted an option to purchase 2,000 shares of Common Stock on the first business day after the date of each succeeding Annual Meeting of Shareholders on which the Nonemployee Director is a member of the Board.

   4. OPTION PRICE. The option price for each option granted to Nonemployee Directors shall be equal to the closing price of the shares subject to option as reported on the New York Stock Exchange Composite Transactions list on the date of option grant.

   5. EXERCISE OF OPTIONS. Shares shall be issued to the participant pursuant to the exercise of an option only upon receipt by the Company from the participant of written notice of exercise, specifying the number of shares with respect to which the option is being exercised. Payment for the shares shall be
(a) in cash, (b) by delivery of shares (or certification of ownership) of Common Stock previously owned by the optionee or by a combination of (a) and (b), in an amount or having a combined market value equal to the aggregate purchase price for the shares subject to the option being exercised. Previously owned shares acquired in a prior exercise of a stock option granted under this Plan shall not be accepted in full or partial payment for shares purchased upon the exercise of an option unless the previously owned shares have been held by the participant for at least six months.

   6. TERM OF THE OPTIONS. Each option granted hereunder shall be exercisable for not more than ten years from the date it is granted.

   7. NONTRANSFERABILITY. Any option granted under this Plan shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the Nonemployee Director's lifetime only by the director or the director's guardian or legal representative. If a director dies during the option period, any option granted to the director may be exercised by his or her estate or the person to whom the option passes by will or the laws of descent and distribution. Notwithstanding the foregoing, a Nonemployee Director may transfer any option granted hereunder to members of the director's immediate family or trusts or family partnerships for the benefit of such persons, subject to such terms and conditions as may be established by the Board of Directors.

   8. RETIREMENT OR TERMINATION OF SERVICE OF PARTICIPANT. Upon the retirement or termination of service of a participant, all options previously granted to the participant must be exercised within a three-year period following the date of retirement or termination of service, but in no event later than ten years from the date of grant of the options.

   9. TOTAL DISABILITY OF PARTICIPANT. Upon the total disability of a participant, all options previously granted to the participant must be exercised within a three-year period following the date the participant becomes totally disabled, but in no event later than ten years from the date of grant of the options.

  10. DEATH OF PARTICIPANT. Upon the death of a participant, all options previously granted to the participant must be exercised by the legal representative of the deceased participant's estate within a one-year period following the date of the participant's death, but in no event later than ten years from the date of grant of the options.

  11. ADMINISTRATION. This Plan is intended to be self-governing and requires no discretionary action by any administrative body. All grants of options to Nonemployee Directors under the Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the terms of the Plan. To the extent, if any, that questions of interpretation arise, they shall be resolved by the entire Board of Directors.

  12. ADJUSTMENT PROVISIONS.

      (a) If the Company shall at any time change the number of issued shares of Common Stock without new consideration to it (such as by stock dividends, stock splits, or similar transactions), the total number of shares reserved for issuance under this Plan and the number of shares covered by each outstanding option shall be adjusted so that the aggregate consideration payable to the Company and the value of each option shall not be changed.

      (b) In the case of any merger, consolidation, or combination of the Company with or into another corporation, other than a merger, consolidation or combination in which the Company is the continuing corporation and which does not result in the outstanding Common Stock being converted into or exchanged for different securities, cash, or other property, or any combination thereof (an "Acquisition"), any Nonemployee Director to whom an option has been granted under the Plan shall have the right during the remaining term of such option, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon such Acquisition by a holder of the number of shares of Common Stock which might have been obtained upon exercise of such option or portion thereof, as the case may be, immediately prior to such Acquisition. The term "Acquisition Consideration" shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property, or any combination thereof receivable in respect of one share of Common Stock of the Company upon consummation of an Acquisition.

   13. REGISTRATION AND LEGAL COMPLIANCE. The grant of any option under the Plan may also be subject to other provisions as counsel to the Company deems appropriate, including, without limitation, provisions to comply with federal and state securities laws and stock exchange requirements. The Company shall not be required to issue or deliver any certificate for Common Stock purchased upon the exercise of any option granted under this Plan prior to the admission of such shares to listing on any stock exchange on which Common Stock of the Company may at that time be listed. If the Company shall be advised by its counsel that the shares deliverable upon exercise of an option are required to be registered under the Securities Act of 1933, as amended (the "Act") or any state securities law or that delivery of such shares must be accompanied or preceded by a prospectus meeting the requirements of such Act, the Company will use its best efforts to effect such registration or provide such prospectus not later than a reasonable time following each exercise of such option, but delivery of shares by the Company may be deferred until such registration is effective or such prospectus is available.

   14. AMENDMENT, SUSPENSION, AND TERMINATION OF PLAN. The Board of Directors may suspend or terminate the Plan at any time and may amend it from time to time in such respects as the Board of Directors may deem advisable in order that any grants thereunder shall conform to or otherwise reflect any change in applicable laws or regulations or to permit the Company or the Nonemployee Directors to enjoy the benefits of any change in applicable laws or regulations; provided, however, if any law, regulation, agreement or exchange on which the Company's common stock is traded requires shareholder approval for an amendment to become effective, no amendment shall become effective unless approved by vote of the Company's shareholders. No such amendment, suspension, or termination shall impair the rights of Nonemployee Directors under any outstanding options.

   15. SHAREHOLDER APPROVAL. This Plan was adopted by the Board of Directors of the Company on November 20, 1996. The Plan shall be null and void if shareholder approval is not obtained at the 1997 Annual Meeting of Shareholders.


  PROXY                                                                   PROXY

                               NATIONAL-STANDARD COMPANY
                      PROXY SOLICITED BY THE BOARD OF DIRECTORS

                     The undersigned, revoking all previous proxies, appoints
            MICHAEL B. SAVITSKE and DONALD F. WALTER, or either of them, proxies of the undersigned, with full power of substitution to vote all stock the undersigned is entitled to vote at the National-Standard Company Annual Meeting of Stockholders to be held on Thursday, January 23, 1997, and any adjournments thereof,
            (1) as specified on the matters set forth below and (2) in their discretion on such other matters as may properly come before the meeting.

              THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE WITH AUTHORITY
                   FOR THE ELECTION OF TWO DIRECTORS; FOR APPROVAL OF THE NATIONAL-STANDARD COMPANY STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS.

            Proposal 1  WITH [ ]  WITHOUT [ ] Authority to vote for all nominees listed below:
                                              Michael B. Savitske
                                              Charles E. Schroeder

            INSTRUCTION:
            To withhold authority to vote for any individual nominee, write that nominee's name on the space provided here: ____________

            Proposal 2  FOR [ ]  AGAINST [ ]  ABSTAIN [ ]  Approval of the
                                                           National-Standard
                                                           Company Stock Option
                                                           Plan for Nonemployee
                                                           Directors.

                                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)



                                                  (Continued from other side)

            ACCOUNT NUMBER         NUMBER OF SHARES      PROXY NUMBER

                       THIS PROXY WILL BE VOTED AS DIRECTED.  UNLESS
            OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED WITH AUTHORITY FOR THE ELECTION OF THE TWO DIRECTORS PROPOSED AND FOR PROPOSAL 2.

            The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement.

                                    Dated: ____________________________, 19 ____


                                    ___________________________________________
                                                (Signature of Shareholder)


                                    ___________________________________________
                                                (Signature of Stockholder)
            Please sign exactly as name appears hereon. In signing as attorney, executor, administrator, trustee or guardian, please give full title of such, and if signing for a corporation, give your title. When shares are in the names of more than one person, any one may sign.

            PLEASE DATE, SIGN, AND RETURN THIS CARD IN THE ENCLOSED ENVELOPE.